UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 9, 2026

Frontier Group Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40304	46-3681866
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4545 Airport Way

Denver, CO 80239

(720) 374-4550

(Address of principal executive offices, including zip code, and Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.001 par value per share	ULCC	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 9, 2026, Andrew Broderick announced his intention to resign from the Board of Directors (the “Board”) of Frontier Group Holdings, Inc. (the “Company”), effective June 15, 2026 (the “Effective Date”). Mr. Broderick’s departure as a director of the Company is not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

On June 9, 2026, the Board appointed Barron Steele to serve as a Class II director, effective as of the Effective Date, to serve for an initial term expiring at the Company’s 2029 annual meeting of stockholders and until his successor has been elected and qualified or until his earlier death, resignation or removal. The Board has appointed Mr. Steele to its Finance Committee and Safety & Security Committee, effective as of the Effective Date. Mr. Steele was appointed to fill the vacancy on the Board resulting from the resignation of Mr. Broderick.

As a non-employee director, Mr. Steele will be compensated for his service in accordance with the Company’s Non-Employee Director Compensation Program (as amended, the “Non-Employee Director Compensation Program”). Pursuant to the Non-Employee Director Compensation Program, Mr. Steele will receive annual cash compensation of $100,000 for his service as a member of the Board (paid quarterly in arrears and prorated based on the portion of days actually served in the applicable quarter). Mr. Steele will also receive an initial award of restricted stock units with a value equal to $160,000 multiplied by a fraction, the numerator of which is the number of days from and including his appointment until May 14, 2027, and the denominator of which is 365 (the “Initial Award”). The Initial Award will vest in full on the earlier of the first anniversary of the grant date and immediately prior to the next annual meeting of the Company’s stockholders after the grant date, subject to his continued service on the Board through the vesting date.

Mr. Steele, age 37, has served as a Vice President at Indigo Partners LLC, a private equity firm focused on the aviation sector, since 2019. Mr. Steele serves on the Board of Directors of Andean Aircraft Management Ltd., and also serves as a board observer for JetSMART Holdings Ltd., CycloKinetics, Inc. and APiJET, Inc. Prior to joining Indigo Partners, Mr. Steele served as Chief of Staff to the Chief Executive Officer of Frontera Energy Corporation, from 2017 to 2018, where he also served as a board observer and member of the Project Investment Committee. Prior to Frontera Energy, Mr. Steele served as an Investment Banking Analyst at Acquest Advisors LLC from 2014 to 2017, and as an Analyst at Caddo Minerals, Inc. from 2013 to 2014. Mr. Steele received his M.S. in Finance from the McCombs School of Business at The University of Texas at Austin and his B.A. in Spanish from California Lutheran University.

There are no arrangements or understandings between Mr. Steele, on the one hand, and any other persons, on the other hand, pursuant to which Mr. Steele was selected as a director. Mr. Steele has no family relationship with any director or executive officer of the Company and is not a party to any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K. Mr. Steele is expected to enter into the Company’s standard form of indemnification agreement in the form filed as Exhibit 10.4 to the Company’s Registration Statement on Form S-1 (File No. 333-254004), filed with the Securities and Exchange Commission on March 8, 2021.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FRONTIER GROUP HOLDINGS, INC.

Date: June 12, 2026	By:	/s/ Howard M. Diamond
Howard M. Diamond
Executive Vice President, Legal and Corporate Affairs